Exhibit 99.1

AerSale Reports Second Quarter 2021 Results

Second Quarter 2021 Highlights

●	Revenue of $91.9 million.
●	GAAP net income of $16.5 million, or 18.0% of revenues.
●	Adjusted EBITDA of $30.4 million, or 33.1% of revenues.
●	Flight equipment sales included three aircraft, one airframe, and two engines in the quarter.
●	Commercial activity continues to improve as expected.
●	2021 guidance unchanged; revenue of $340 - $360 million and adjusted EBITDA of $60 - $70 million[1].
●	Poised to capitalize on asset acquisition opportunities with debt free balance sheet.

Miami, Florida – August 6, 2021- AerSale Corporation (Nasdaq: ASLE) (the “Company”) today reported results for the second quarter ended June 30, 2021. The Company posted second quarter 2021 revenue of $91.9 million compared to $45.4 million in the second quarter of 2020. Revenue for the second quarter of 2021 included $42.7 million of flight equipment sales.

In addition to flight equipment sales, revenue improved during the period as maintenance work continued at an elevated pace as airlines recommissioned parked aircraft. The impact of asset sales was partially offset by lower leasing volume as three passenger B747 leases ended last year as scheduled, as disclosed previously.

GAAP net income for the second quarter of 2021 was $16.5 million, or 18.0% of revenue, compared to a GAAP net loss of $7.9 million in the second quarter of 2020. Adjusted EBITDA in the second quarter of 2021 was $30.4 million, or 33.1% of revenue, compared to $12.9 million, or 28.4% of revenue in the second quarter of 2020.

The increase in adjusted EBITDA and margins was driven by higher revenues and a favorable sales mix that resulted in higher margins. The Company recognized $8.4 million in Payroll Support Program proceeds during the quarter compared to $6.3 million in the second quarter of 2020. As a reminder, the Company incurs certain offsetting costs to the Payroll Support Program to retain its program eligibility.

AerSale expects the strong momentum to continue into the second half of 2021 as the ongoing recovery of the commercial markets continues and higher MRO volume from the recommissioning of commercial aircraft, greater demand for USM parts consumption for overhaul activity, and sales from its Boeing 757 procurement program drive growth.

Nicolas Finazzo, AerSale’s Chief Executive Officer, commented, “We are executing well and are poised to benefit from the ongoing recovery of the commercial markets during the second half of the year. Our purpose built, integrated business model is designed to perform across cycles and end markets, which has been demonstrated since the start of the pandemic. During the period, our MRO facilities drove incremental volume as aircraft were recommissioned, and the strategic investments we made in the freighter market bolstered returns to our shareholders as we delivered on our 757-freighter conversion program.”

Finazzo added, “Alongside our core aircraft supply chain business, we continue to make meaningful progress in our high growth, high margin engineered solutions platform. Together with our potential launch customers, suppliers and federal regulators, we continued to demonstrate and refine AerAware, a wearable heads up display product, which holds the potential to transform the company given the multi-billion dollar addressable market for the product. In addition, during the quarter we also saw an acceleration in demand of our AerSafe product, which satisfies an FAA airworthiness directive requiring wire separation of the fuel quantity indication system by May 2022. These highly engineered, regulated products present a differentiated product suite for AerSale, and are

[1]

A reconciliation of non-GAAP adjusted EBITDA guidance to net income, the most directly comparable GAAP measure, has not been provided due to the lack of predictability regarding the various reconciling items such as the provision for income taxes and depreciation and amortization, which are expected to have a material impact on these measures and are out of AerSale’s control or cannot be reasonably predicted without unreasonable efforts.

an important contributor to our long-term growth plans.”

Second Quarter 2021 Results of Operations

For the second quarter of 2021, AerSale reported revenue of $91.9 million, which included $42.7 million of flight equipment sales consisting of three aircraft, one airframe, and two engines. Revenue in the second quarter of 2020 was $45.4 million, including $3.1 million of flight equipment sales. As a reminder to investors, flight equipment sales are volatile quarter to quarter, and the Company believes full-year analysis, rather than year-over-year quarterly comparisons is a more effective measurement of Company progress.

Asset Management Solutions (AMS) revenue increased by $39.4 million or 189% in the second quarter of 2021 largely due to flight equipment sales mentioned above. The consumption of used serviceable material (USM) parts for maintenance and overhaul activity rose as air travel picked up and airlines returned aircraft into operation. The increase was partially offset by lower leasing volume as three passenger B747 leases ended as scheduled at the end of 2020.

Revenue from TechOps was up 29.0% to $31.6 million in the second quarter of 2021, primarily driven by storage, maintenance, rehabilitation, and recommissioning of aircraft at the Company’s aircraft MRO facilities. Looking forward, AerSale expects the substantial quantity of aircraft at its on-airport MRO facilities to provide the Company with upside opportunities for reactivation work, heavy maintenance, and cargo conversion; and a strategic advantage in identifying feedstock for its Asset Management Solutions segment.

Gross margin expanded to 33.4% in the second quarter of 2021 compared to (4.7%) in the second quarter of 2020. The improvement was due to the high-margin sale of flight equipment after channeling these assets through AerSale’s unique multi-dimensional redistribution machinery and lower inventory impairments during the quarter.

Selling, general and administrative expenses, net of the payroll support program proceeds, were $8.6 million in the second quarter of 2021 compared to $7.7 million in the second quarter of 2020. The uptick in payroll and public company expenses fully offset the contribution from the Payroll Support Program. The Payroll Support Program proceeds were $8.4 million versus $6.3 million in the second quarter of 2020.

Income from operations was $22.2 million in the second quarter of 2021 versus a loss from operations of $9.8 million in the second quarter of 2020.

The provision for income tax was $5.1 million in the second quarter of 2021 compared to a benefit of $2.3 million in the second quarter of 2020.

GAAP net income for the second quarter of 2021 was $16.5 million or 18.0% of sales versus a net loss of $7.9 million in the second quarter of 2020.

Diluted earnings per share was $0.38 for the second quarter of 2021. Diluted earnings per share for the second quarter of 2021 is not comparable to the second quarter of 2020 due to the public listing of AerSale on December 23, 2020.

Adjusted EBITDA for the second quarter of 2021 was $30.4 million, or 33.1% of revenue, compared to adjusted EBITDA of $12.9 million, or 28.4% of revenue, in the second quarter of 2020. The improvement in adjusted EBITDA was due to the high-margin sale of flight equipment and aircraft storage and related maintenance activities and lower inventory impairments, which was partially offset by lower leasing revenues during the period.

2021 Guidance

AerSale anticipates revenue of $340–$360 million and adjusted EBITDA of $60-$70 million in 2021. This outlook is based on an improvement in activity in the Company’s AMS segment, strong demand for its on-airport MRO services accelerating demand in cargo and E-Commerce markets, and increased requests for passenger-to-freighter conversions and other TechOps products and services.

The main growth driver of the Asset Management segment is expected to be the ongoing and continued monetization of the 24 aircraft Boeing 757 fleet acquisition. Because of the strong demand for cargo conversion aircraft, AerSale continues to expect to sell the majority of the available aircraft in 2021. For TechOps, in addition to the continued contributions from storage activities, the Company also expects increased contribution from its component MRO businesses driven by the aviation recovery.

Conference Call Information

The Company will host a conference call today at 8:30 am Eastern Time to discuss these results. A live webcast will also be available at https://ir.aersale.com/news-events/events. Participants may access the call at 1- 877-407-3982, international callers may use 1-201-493-6780, and request to join the AerSale Corporation earnings call.

A telephonic replay will be available shortly after the conclusion of the call and until August 20, 2021. Participants may access the replay at 1-844-512-2921, international callers may use 1- 412-317-6671, and enter access code 13721934. An archived replay of the call will also be available on the Investors portion of the AerSale website at https://ir.aersale.com until August 20, 2021.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including adjusted EBITDA. AerSale defines adjusted EBITDA as net income (loss) after giving effect to interest expense, depreciation and amortization, income tax expense (benefit), and other non-recurring items.

AerSale believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations. AerSale’s management uses certain of these non-GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non- GAAP measures should not be construed as an alternative to net income or net income margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP).

You should review AerSale’s audited financial statements, and not rely on any single financial measure to evaluate AerSale’s business. Other companies may calculate adjusted EBITDA differently, and therefore AerSale’s adjusted EBITDA measure may not be directly comparable to similarly titled measures of other companies.

Second Quarter 2021 Financial Results

AERSALE CORPORATION

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	June 30,	December 31,
	2021	2020
	(Unaudited)

Current assets:
Cash and cash equivalents	$41,808	$29,317
Accounts receivable, net of allowance for doubtful accounts of $1,441 and $1,652 as of June 30, 2021 and December 31, 2020	51,011	50,215
Income tax receivable	40	—
Inventory:
Aircraft, airframes, engines, and parts, net	110,436	85,192
Advance vendor payments	10,742	6,205
Due from related party	—	474
Deposits, prepaid expenses, and other current assets	2,448	7,560
Total current assets	216,485	178,963
Fixed assets:
Aircraft and engines held for lease, net	74,899	86,844
Property and equipment, net	7,677	7,839
Inventory:
Aircraft, airframes, engines, and parts, net	61,506	55,463
Deferred income taxes	5,992	5,708
Deferred financing costs, net	1,228	367
Deferred customer incentives and other assets, net	288	271
Due from related party	5,421	5,450
Goodwill	19,860	19,860
Other intangible assets, net	27,309	28,364
Total assets	$420,665	$389,129

Current liabilities:
Accounts payable	$16,392	$16,364
Accrued expenses	6,268	8,576
Income tax payable	2,338	1,324
Lessee and customer purchase deposits	6,166	2,820
Deferred revenue	2,289	2,595
Total current liabilities	33,453	31,679

Long-term lease deposits	2,968	1,145
Maintenance deposit payments and other liabilities	3,980	3,664
Warrant liability	1,817	1,186
Total liabilities	42,218	37,674
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued and outstanding 42,949,261 and 41,046,216 shares	4	4
Additional paid-in capital	293,019	292,593
Retained earnings	85,424	58,858
Total equity	378,447	351,455
Total liabilities and stockholders’ equity	$420,665	$389,129

AERSALE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Products	$56,175	$9,773	$81,301	$27,804
Leasing	6,366	11,228	12,622	27,010
Services	29,380	24,355	56,433	47,677
Total revenue	91,921	45,356	150,356	102,491
Cost of sales and operating expenses:
Cost of products	40,387	21,111	54,193	34,550
Cost of leasing	2,464	8,811	5,231	16,243
Cost of services	18,332	17,562	40,359	38,540
Total cost of sales	61,183	47,484	99,783	89,333
Gross profit (loss)	30,738	(2,128)	50,573	13,158
Selling, general, and administrative expenses	16,966	14,036	30,276	27,237
Payroll support program proceeds	(8,405)	(6,346)	(14,768)	(6,346)
Transaction costs (recovered) incurred	—	(16)	—	215
Income (loss) from operations	22,177	(9,802)	35,065	(7,948)
Other income (expenses):
Interest expense, net	(251)	(504)	(509)	(1,040)
Other income, net	155	95	249	152
Change in fair value of warrant liability	(407)	—	(631)	—
Total other expenses	(503)	(409)	(891)	(888)
Income (loss) from operations before income tax provision	21,674	(10,211)	34,174	(8,836)
Income tax (expense) benefit	(5,126)	2,273	(7,608)	1,957
Net income (loss) from operations	$16,548	$(7,938)	$26,566	$(6,879)

Earnings (loss) per share - basic	$0.39	$(214.48)	$0.62	$(185.87)
Earnings (loss) per share - diluted	$0.38	$(214.48)	$0.61	$(185.87)

AERSALE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss) from operations	$26,566	$(6,879)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation and amortization	6,699	14,635
Amortization of debt issuance costs	257	405
Inventory impairment	5,016	13,349
Impairment of aircraft held for lease	—	3,036
Provision for doubtful accounts	(151)	439
Deferred income taxes	(284)	(1,964)
Change in fair value of warrant liability	631	—
Stock-based compensation	150	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(1,586)	12,494
Inventory	(33,417)	(5,503)
Deposits, prepaid expenses, and other current assets	5,750	3,976
Deferred customer incentives and other assets	(19)	49
Advance vendor payments	(4,536)	1,240
Accounts payable	28	(1,442)
Income tax payable	1,013	—
Accrued expenses	(3,425)	1,161
Deferred revenue	(306)	(1,931)
Lessee and customer purchase deposits	5,934	5,556
Other liabilities	316	(295)
Net cash provided by operating activities	8,636	38,326
Cash flows from investing activities:
Business acquisition	—	(16,976)
Proceeds from sale of assets	4,420	3,100
Acquisition of aircraft and engines held for lease, including capitalized cost	—	(400)
Purchase of property and equipment	(841)	(921)
Net cash provided by (used in) investing activities	3,579	(15,197)
Cash flows from financing activities:
Repayments of 8% Senior Secured Notes	—	(3,424)
Proceeds from Revolving Credit Facility	—	104,281
Repayments of Revolving Credit Facility	—	(104,281)
Cash paid for employee taxes on withholding shares	(269)	—
Proceeds from exercise of warrants	545	—
Net cash provided by (used in) financing activities	276	(3,424)
Increase in cash and cash equivalents	12,491	19,705
Cash and cash equivalents, beginning of period	29,317	17,505
Cash and cash equivalents, end of period	$41,808	$37,210

Supplemental disclosure of cash activities
Income taxes	1,815	132
Interest	308	640
Supplemental disclosure of noncash investing activities
Reclassification of aircraft and aircraft engines inventory (from) to equipment held for lease, net.	(7,307)	(2,014)

AERSALE CORPORATION

ADJUSTED EBITDA RECONCILIATION TABLE

(in thousands)

(Unaudited)

	Three months ended June 30,				Six months ended June 30,
EBITDA Reconciliation	2021	% of Total Revenue	2020	% of Total Revenue	2021	% of Total Revenue	2020	% of Total Revenue
Reported Net Income/(Loss)	16,548	18.0%	(7,938)	(17.5%)	26,566	17.7%	(6,879)	(6.7%)
Addbacks:
Interest Expense	251	0.3%	504	1.1%	509	0.3%	1,040	1.0%
Income Tax Expense (Benefit)	5,126	5.6%	(2,273)	(5.0%)	7,608	5.1%	(1,957)	(1.9%)
Depreciation and Amortization	3,212	3.5%	6,698	14.8%	6,699	4.5%	14,635	14.3%
Inventory Write-Off	4,776	5.2%	15,924	35.1%	4,776	3.2%	15,924	15.5%
Change in FV of Warrant Liability	407	0.4%	—	0.0%	631	0.4%	—	0.0%
Stock Compensation	75	0.1%	—	0.0%	150	0.1%	—	0.0%
Transaction Costs	—	0.0%	(16)	(0.0%)	—	0.0%	215	0.2%
Adjusted EBITDA	30,395	33.1%	12,899	28.4%	46,939	31.2%	22,978	22.4%

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our anticipated financial performance; our growth trajectory; the impact of investments in our Boeing 757 program on our financial performance; our ability to sell our aircraft on the timelines we anticipate; the expected operating capacity of our MRO facilities; the expected commencement date of sales of our AerAware product; and our anticipated revenue split between our two segments. AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the impact of the COVID-19 pandemic; factors adversely impacting the commercial aviation industry; the fluctuating market value of our products; our ability to repossess mid-life commercial aircraft and engines; our ability to comply with stringent government regulation; the shortage of skilled personnel, including as a result of work stoppages; the highly competitive nature of the markets in which we operate; and risks associated with our international operations. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission ("SEC") on March 16, 2021, and its other filings with the SEC, including its quarterly report on Form 10-Q for the quarter ended March 31, 2021 to be filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AerSale Corporation  assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law

About AerSale

AerSale serves airlines operating large jets manufactured by Boeing, Airbus and McDonnell Douglas and is dedicated to providing integrated aftermarket services and products designed to help aircraft owners and operators to realize significant savings in the operation, maintenance and monetization of their aircraft, engines, and components. AerSale’s offerings include: Aircraft & Component MRO, Aircraft and Engine Sales and Leasing, Used Serviceable Material sales, and internally developed ‘Engineered Solutions’ to enhance aircraft performance and operating economics (e.g. AerSafe™, AerTrak™, and now AerAware™).

Media Contacts:

For more information about AerSale, please visit our website: www.AerSale.com.

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AerSale: Craig Wright

Telephone: (305) 764-3200

Email: media.relations@aersale.com

Investor Contact:

AerSale: AersaleIR@icrinc.com